UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 13, 2018

CIL&D, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., Suite 400

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

As previously reported, on December 21, 2017, Lake Tamarisk Development, LLC (“Lake Tamarisk”), wholly-owned subsidiary of CIL&D, LLC (the “Company”), sold its vacant land. On February 9, 2018, Lake Tamarisk sold its last asset, a house and lot, for the gross sales price of $25,000. The sale of the Lake Tamarisk vacant property and the house (collectively the “Lake Tamarisk Property Sale”) resulted in net proceeds of $569,696 after the payment of real estate commissions, closing costs and attorneys’ fees. Mine Reclamation, LLC received 53.3% of the net sale proceeds in accordance with that certain Termination, Settlement and Net Revenues Sharing Agreement (the “Agreement”) dated effective January 1, 2014, as amended, among the Company, Mine Reclamation, EMMR and Lake Tamarisk Development, LLC (“Lake Tamarisk”). The Company owns 84.247% of Mine Reclamation.

As a result of the Lake Tamarisk Property Sale and in accordance with the Company’s Second Amended and Restated Limited Liability Company Operating Agreement, required distributions on the Company’s Class C and D Units were approved as of March 13, 2018. The total amount required to be distributed on the Class C and D Units as a result of the Lake Tamarisk Property Sale Transaction was $23,312. The Class C Units and Class D Units are held by current and former officers of the Company and such units represent an incentive program that was adopted by the Company in 2002 to replace an incentive bonus program that was terminated in 2002.

In addition, pursuant to the terms of the Amended and Restated Liquidation Manager Agreement dated April 10, 2013, between the Company and Richard E. Stoddard (“Liquidation Director Agreement”), Mr. Stoddard is to be paid incentive compensation based upon a percentage of the “Gross Collected Proceeds” as defined in the Liquidation Director Agreement less the cumulative amount of the monthly consulting fees paid to him, which monthly fees terminated December 31, 2014. The threshold to trigger an incentive payment to Mr. Stoddard has been reached as a result of previous asset sales. Thus, due to the collection of the sale proceeds from the Lake Tamarisk Property Sale, Mr. Stoddard was paid $17,091 in incentive compensation pursuant to the terms of the Liquidation Director Agreement as of March 13, 2018. This represents 60% of the total possible incentive compensation from the Lake Tamarisk Property Sale with an additional 30% payable at the time of the next distribution on the Class A Units, if any, and the final 10% payable at the time of the final dissolution of the Company assuming Mr. Stoddard is the Managing Liquidation Director at such time.

ITEM 8.01	OTHER EVENTS

REMAINING ASSETS. In addition to the Company’s cash and investments, with the Lake Tamarisk Property Sale, the Company’s remaining assets consist primarily of: (i) the outstanding promissory note given by the buyer of Kaiser Eagle Mountain, LLC (“KEM”), (the “Junior Promissory Note”); (ii) its 84.247% ownership interest in Mine Reclamation, LLC; and (iii) its 100% interest in Eagle Mountain Mining & Railroad Company, LLC (“EMMR”).

The Junior Promissory note was in the original principal amount of $19,000,000 bearing interest at 5.71% per annum. However, the buyer of KEM timely exercised its option to extend the maturity date of the Junior Note from February 29, 2016, to May 31, 2025. Interest on the Junior Note accrues and becomes a part of the principal balance of the Junior Note. The Junior Note provides that the principal amount of the note would increase to $33,106,581 to compensate the Company for the full expected value of the Junior Note if the Junior Note was not paid on or before

March 31, 2016. Since the Buyer of KEM did not pay the Junior Note on or prior to March 31, 2016, the principal balance of the Junior Note increased to $33,106,581 as of April 1, 2016. Additionally, the Junior Note requires three separate financial risk payments which would be carried as loans: (i) $5,000,000 at May 31, 2018; (ii) $7,000,000 at February 28, 2019; and (iii) $8,000,000 at September 30, 2020, if the Junior Note remains outstanding as of those dates and the financing for the proposed Eagle Mountain pump storage hydroelectric project at Eagle Mountain (the “Project”) has not closed at such dates (the “Financing Risk Loans”). The first two Financing Risk Loans would bear interest at eight percent (8.00%) per annum and the interest would be paid in cash monthly. If the third Financing Risk Loan should occur, all of the Financing Risk Loans thereafter would bear interest at twelve percent (12%) per annum and the interest would be paid in cash monthly. Each Financing Risk Loan would have a stated maturity of May 31, 2025. There are certain events that accelerate payment of the Junior Note and the Financial Risk Loans, in whole or in part, such as the receipt of construction financing for the Project and the occurrence of an event of default under the Junior Note, the Financial Risk Loans and the documents securing their payment and performance.

EMMR has a mining lease and agreement with KEM which provides EMMR the right to mine certain stock-piled rock and the coarse and fine iron ore tailings at Eagle Mountain. In addition, EMMR still also owns certain assets, primarily real property related assets, associated with the Eagle Mountain railroad.

As noted above, Lake Tamarisk Development has no other assets and is anticipated to dissolve and terminated on before December 31, 2018.

Mine Reclamation has no assets other than the right to receive 53.3% of the net revenues generated from the sale of all remaining assets of the Company located in Riverside County, California, or the Company’s subsidiaries pursuant to that certain Termination, Settlement and net Revenues Sharing Agreement dated effective January 1, 2014, as amended by that certain Frist Amendment to Termination, Settlement and Net Revenues Sharing Agreement dated June 29, 2015.

The Company is continuing in its efforts in seeking to sell EMMR and/or its remaining assets.

There is no assurance that there will be any future distributions on the Class A Units. As previously disclosed, the liquidation and dissolution process involve substantial risks and uncertainties. Accordingly, it is not possible to predict the timing of future distributions, if any, or the aggregate amount of any future distributions if made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC
(REGISTRANT)

Date: March 16, 2018	/s/ Richard E. Stoddard
Richard E. Stoddard
Managing Liquidation Director

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